                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14 a-12

                              MUNDER SERIES TRUST
                             MUNDER SERIES TRUST II
                            THE MUNDER @VANTAGE FUND
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

                            MUNDER FUNDS CALL SCRIPT

Good (morning, afternoon, evening), may I please speak with ______? (Mr./Ms.)______, my name is (full name) and I am calling on behalf of your investment in the Munder _____ Fund. I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled to take place on October 26, 2006. Have you received it?

YES -- SHAREHOLDER HAS RECEIVED PROXY MATERIALS
Great. As a convenience to you, I can go ahead and record your voting instructions over the phone if you would like. Your Board of Trustees is recommending a vote in favor of all of the proposals. Would you like to vote along with the recommendations of your Board?

     YES -- SHAREHOLDER WOULD LIKE TO VOTE ALONG WITH BOARD RECOMMENDATIONS Thank you. I am recording your votes in favor of all of the proposals. For confirmation purposes, may I please have your city, state, and zip code? Confirm Name, City, State and Zip. Thank you. You will receive written confirmation of your voting instructions in the mail.

     NO -- SHAREHOLDER DOES NOT WANT TO VOTE ALONG WITH THE BOARD
     RECOMMENDATIONS
     If you would like, I can review the meeting agenda with you right now and would be happy to answer any questions you may have. Would you like to me to do so?

         YES -- SHAREHOLDER WANTS TO REVIEW THE PROPOSALS Review proposals. Would you like to vote along with the recommendations of your Board?

              YES -- SHAREHOLDER WOULD LIKE TO VOTE ALONG WITH BOARD RECOMMENDATIONS Thank you. I am recording your votes in favor of all of the proposals. For confirmation purposes, may I please have your city, state, and zip code? Confirm Name, City, State and Zip. Thank you. You will receive written confirmation of your voting instructions in the mail.

              NO -- SHAREHOLDER DOES NOT WANT TO VOTE ALONG WITH BOARD RECOMMENDATIONS OK. I will take your votes for each proposal separately. Read each proposal separately and ask for vote on each proposal. Thank you. I am recording your votes (Confirm each vote). For confirmation purposes, may I please have your city, state, and zip code? Confirm Name, City, State and Zip. Thank you. You will receive written confirmation of your voting instructions in the mail.

              NO -- SHAREHOLDER DOES NOT WANT TO VOTE AT ALL
              Every vote is very important. When you have a moment, please review the proxy material and vote your shares by contacting us directly toll-free at 1-800-331-7487. You may also log on to the website listed on your proxy card, or sign the proxy card and mail it in the enclosed envelope.

NO -- SHAREHOLDER HAS NOT RECEIVED PROXY MATERIALS
Sorry to hear that. I can have another package sent out to you. (Mr./Ms.) ______, is the correct address 100 Example Street, NY, NY 10165? (If no, enter new address.) Okay, thank you. You will receive the material shortly. Once you receive the material you can contact us to answer any questions you may have and also to issue your vote right over the phone, rather than mailing back the proxy card. If you have a pen or pencil handy, I'll leave you with our toll-free number. That number is 1-800-331-7487.

ENDING THE CALL - THANK THE SHAREHOLDER
(Mr./Ms.) _____, your vote is very important and your time is greatly appreciated. Thank you and have a nice (morning, afternoon, evening).